Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Other Services Providers: Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 28, 2022, and each included in this Post-Effective Amendment No. 87 to the Registration Statement (Form N-1A, No. 33-44782) of Morgan Stanley Global Fixed Income Opportunities Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 23, 2021, with respect to the financial statements and financial highlights of Morgan Stanley Global Fixed Income Opportunities Fund included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 28, 2022